                                                                    Exhibit 11.1
                                                                        (1 of 2)


                           Castle Energy Corporation
                Statement of Computation of Earnings Per Share
               (Dollars in thousands, except per share amounts)
                                  (Unaudited)




                                                                          Three Months Ended March 31,
                                                                          ----------------------------
                                                                       1998                                   1997
                                                         ---------------------------------      --------------------------------
                                                               Basic           Diluted                Basic            Diluted
                                                               -----           -------                -----            -------
     I.  Shares Outstanding, Net of Treasury
            Stock Purchased During the Period:

                 Stock, net                                     4,715,546        4,715,546             6,690,146         6,690,146
                 Purchase of treasury stock (weighted)           (571,417)        (571,417)             (921,696)         (921,696)
                 Options exercised (weighted)                       -                -                     9,778             9,778
                                                               ----------       ----------            ----------        ----------
                                                                4,144,129        4,144,129             5,778,228         5,778,228

    II.  Weighted Equivalent Shares:

                Assumed options and warrants exercised                              37,115                                  42,004
                                                               ----------       ----------            ----------        ----------

   III.  Weighted Average Shares and Equivalent Shares          4,144,129        4,181,244             5,778,228         5,820,232
                                                               ==========       ==========            ==========        ==========

    IV.  Net Income                                            $    2,542       $    2,542            $    2,910         $   2,910
                                                               ==========       ==========            ==========        ==========

     V.  Net Income Per Share                                  $      .61       $      .61            $      .50         $     .50
                                                               ==========       ==========            ==========        ==========


                                                                  Exhibit 11.1
                                                                      (2 of 2)


                           Castle Energy Corporation
                Statement of Computation of Earnings Per Share
               (Dollars in thousands, except per share amounts)
                                  (Unaudited)




                                                                                Six Months Ended March 31,
                                                                                --------------------------
                                                                         1998                                    1997
                                                           ---------------------------------      ---------------------------------
                                                                 Basic           Diluted                Basic            Diluted
                                                                 -----           -------                -----            -------
     I.  Shares Outstanding, Net of Treasury
            Stock Purchased During the Period:

                 Stock, net                                     4,713,546        4,713,546             6,693,646         6,693,646
                 Purchase of treasury stock (weighted)           (280,683)        (280,683)             (300,735)         (300,735)
                 Options exercised (weighted)                       1,500            1,500                 4,835             4,835
                                                             ------------     ------------          ------------      ------------
                                                                4,434,363        4,434,363             6,397,746         6,397,746

    II.  Weighted Equivalent Shares:

                Assumed options and warrants exercised                              31,404                                  32,102
                                                             ------------     ------------          ------------      ------------

   III.  Weighted Average Shares and Equivalent Shares          4,434,363        4,465,767             6,397,746         6,429,848
                                                             ============     ============          ============      ============

    IV.  Net Income                                          $      5,364     $      5,364          $      5,146      $      5,146
                                                             ============     ============          ============      ============

     V.  Net Income Per Share                                $       1.21     $       1.20          $        .80      $        .80
                                                             ============     ============          ============      ============
